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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No.333-36920) on Form S-4 of Key Technology, Inc. of our report dated February 29, 2000 relating to the financial statements of Advanced Machine Vision Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Portland, Oregon
March 21, 2001